UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event
reported): March 4, 2009
GRAPHIC PACKAGING HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
814 Livingston Court
Marietta, Georgia 30067
(Address of principal executive offices)
(Zip Code)
(770) 644-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On March 4, 2009, Mr. John D. Beckett, one of the members of the Board of Directors of Graphic Packaging Holding Company (the “Company”), announced that he would be retiring from the Board and, accordingly, would not stand for re-election as a Class II Director at the Company’s 2009 Annual Meeting of Stockholders. Mr. Beckett also resigned from the Compensation and Benefits Committee of the Board.
     Also on March 4, 2009, the Company’s Board of Directors elected Matthew J. Espe to the Board of Directors to fill the vacancy created by the retirement of Mr. Jack A. Fusco in August 2008. Mr. Espe will serve as one of the Class III Directors, whose 3-year terms expire in 2010. Mr. Espe was also appointed to serve as a member of the Compensation and Benefits Committee.
     In the ordinary course of its business, the Company purchases office supplies and equipment from Ricoh Americas Corporation and its wholly-owned subsidiary, Ikon Office Solutions, Inc. Mr. Espe serves as the Chairman, President and Chief Executive Officer of Ikon Office Solutions, Inc. In 2008, the Company purchased $183,378 and $378,419 from Ricoh Americas Corporation and Ikon Office Solutions, Inc., respectively.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAPHIC PACKAGING HOLDING COMPANY (Registrant)
Date: March 9, 2009	By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General Counsel and Secretary